FOR IMMEDIATE RELEASE

INHIBITEX ANNOUNCES EQUITY
FINANCING OF $23 MILLION

ATLANTA, GA – October 23, 2009 — Inhibitex, Inc. (Nasdaq: INHX) today announced that it has entered into definitive purchase agreements with institutional investors for the sale of approximately $23 million of its common stock, and warrants to purchase common stock, in a private placement. The private placement was led by QVT funds, and co-investors include OrbiMed Advisors, New Enterprise Associates (NEA) and Great Point Partners, as well as several other existing investors. Each unit, consisting of one share of common stock and a warrant to purchase 0.45 of a share of common stock, will be sold at a purchase price of $1.28, which is equal to the consolidated closing bid price of the Company’s common stock as reported on the Nasdaq Capital Market on October 22, 2009, plus $0.06. Accordingly, the Company anticipates issuing approximately 18 million shares of common stock and warrants to purchase approximately 8.1 million shares of common stock pursuant to the private placement. The warrants will have a four-year term and an exercise price equal to $1.46 per share. The Company intends to use the proceeds for research and development, working capital and general corporate purposes. MTS Securities, LLC, an affiliate of MTS Health Partners, served as the placement agent in the private placement.

The Company expects that the private placement will close on October 28, 2009, subject to customary closing conditions. The Company anticipates filing a Registration Statement on Form S-3 with the Securities Exchange Commission (“SEC”) for the resale of the shares offered in the private placement, and the shares issuable upon the exercise of the related warrants, within thirty days of closing.

The shares and warrants offered in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. The shares and warrants were offered only to accredited investors. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s shares under the resale registration statements referred to in this news release will be made only by means of a prospectus.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to treat serious infectious diseases. The Company’s pipeline includes FV-100, its clinical-stage nucleoside analogue in Phase II development for the treatment of herpes zoster (shingles), as well as INX-189, an HCV nucleotide polymerase inhibitor in preclinical development. The Company has also licensed the use of its proprietary MSCRAMM® protein technology to Wyeth for the development of staphylococcal vaccines.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding the anticipated closing date of the financing, the number of shares and warrants the Company intends to issue, and the intended use of proceeds are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors and risks could cause actual results or events to differ materially from the forward-looking statements that the Company makes. Further information regarding these factors and risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, on March 23, 2009 and its Quarterly Reports on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 12, 2009. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Contact:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com